Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Second Quarter 2022 Results

TYSONS, VA (August 3, 2022) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the second quarter ended June 30, 2022 and provided an operational update.

Second quarter financial highlights include:

•
Pro-forma RevPAR was $173.03, an increase of $94.29, or 119.7%, from the same period in 2021 and a decrease of 10.2% from the same period in 2019;
•
Pro-forma occupancy was 71.0%, an increase of 19.4 percentage points from the first quarter of 2022 and a decrease of 14.6 percentage points from the same period in 2019;
•
Net income and net income attributable to stockholders were $154 million and $150 million, respectively;
•
Adjusted EBITDA was $207 million, an increase of $125 million, or 153.1%, compared to the first quarter of 2022;
•
Pro-forma Hotel Adjusted EBITDA was $207 million, an improvement of $119 million, or 134.2%, compared to the first quarter of 2022;
•
Adjusted FFO attributable to stockholders was $139 million, an improvement of $121 million, or 683.0%, compared to the first quarter of 2022;
•
Diluted earnings per share was $0.66; and
•
Diluted Adjusted FFO per share was $0.61, an improvement of $0.53, or 662.5%, compared to the first quarter of 2022.

Additional highlights include:

•
Reopened the sole remaining suspended hotel, the 1,024-room Parc 55 San Francisco – a Hilton Hotel, on May 19, 2022;
•
Repurchased 8.5 million shares of common stock in May 2022 at an average price of $18.33 per share, or $157 million, for a total of 12.0 million shares repurchased year-to-date at an average price of $18.23 per share, or $218 million;
•
Exited the covenant relief period under Park's credit and term loan facilities upon delivery of the second quarter 2022 compliance certificate in July 2022, one quarter earlier than the scheduled end of the waiver period;
•
Sold the 128-room Hilton Garden Inn Chicago/Oakbrook Terrace in July 2022 for $9.4 million or $73,000 per key; and
•
Year-to-date, Park has sold its interests in five non-core hotels for total gross proceeds of approximately $268 million, or 14.0x the hotels’ combined 2019 Adjusted EBITDA (or 13.1x when excluding anticipated capital expenditures), and at an average capitalization rate of 6.2% on the hotels’ 2019 net operating income (or 6.7% excluding anticipated maintenance capital expenditures).

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, “I am extremely excited to see continued demand growth across our portfolio during the second quarter. Leisure demand remains strong in our Hawaii, Florida and Puerto Rico markets, while business transient and group demand continue to strengthen, helping to drive average rates at our urban hotels above 2019 levels by over 2% and group rates to 2019 levels during the second quarter. Additionally, we sold four hotels and our ownership interests in the joint ventures that own and operate one hotel during 2022 for gross proceeds of approximately $268 million and utilized these proceeds to buy back $218 million in stock at a significant discount to our estimated net asset value. Despite the macroeconomic and geopolitical pressures that exist, I am optimistic that our portfolio will continue to recover through the back half of the year as pent-up demand persists across all segments, including our current forecast reflecting transient occupancy for the third quarter at nearly 90% of 2019 levels. With current liquidity of approximately $1.7 billion, we are well positioned to pivot between defense and offense as we continue to strengthen our balance sheet and reinvest in our portfolio."

Selected Statistical and Financial Information

(unaudited, amounts in millions, except Pro-forma RevPAR, Pro-forma ADR, Pro-forma Total RevPAR and per share data)

	Three Months Ended June 30,					Six Months Ended June 30,
	2022	2021	Change ($)	Change(1)		2022	2021	Change ($)	Change(1)
Pro-forma RevPAR	$173.03	$78.74	$94.29	119.7%		$145.42	$60.22	$85.20	141.5%
Pro-forma Occupancy	71.0%	41.7%	N/A	29.3%	pts	61.4%	34.1%	N/A	27.3%	pts
Pro-forma ADR	$243.66	$188.63	$55.03	29.2%		$236.97	$176.91	$60.06	33.9%

Pro-forma Total RevPAR	$270.63	$120.05	$150.58	125.4%		$228.86	$90.97	$137.89	151.6%

Net income (loss)	$154	$(114)	$268	235.1%		$98	$(305)	$403	132.1%
Net income (loss) attributable to stockholders	$150	$(116)	$266	229.3%		$93	$(306)	$399	130.4%

Adjusted EBITDA	$207	$33	$174	527.3%		$289	$(16)	$305	1,906.3%
Pro-forma Hotel Adjusted EBITDA	$207	$41	$166	399.7%		$295	$10	$285	2,931.3%
Pro-forma Hotel Adjusted EBITDA margin	30.8%	13.9%	N/A	1,690 bps		26.2%	2.2%	N/A	2,400 bps
Adjusted FFO attributable to stockholders	$139	$(38)	$177	465.8%		$157	$(151)	$308	204.0%

Earnings (loss) per share – Diluted(1)	$0.66	$(0.49)	$1.15	234.7%		$0.40	$(1.30)	$1.70	130.8%
Adjusted FFO per share – Diluted(1)	$0.61	$(0.16)	$0.77	481.3%		$0.68	$(0.64)	$1.32	206.3%
Weighted average shares outstanding – Diluted	228	236	N/A	(8)		232	236	N/A	(4)

(1)	Amounts are calculated based on unrounded numbers.

Operational Update

All of Park's hotels are open following the reopening of the 1,024-room Parc 55 San Francisco – a Hilton Hotel on May 19, 2022. Changes in Park's 2022 Pro-forma ADR, occupancy and RevPAR compared to the same periods in 2021 and 2019, and 2022 Pro-forma occupancy were as follows:

	Change in Pro-forma ADR		Change in Pro-forma Occupancy				Change in Pro-forma RevPAR		2022 Pro-forma
	2022 vs. 2021	2022 vs. 2019	2022 vs. 2021		2022 vs. 2019		2022 vs. 2021	2022 vs. 2019	Occupancy
Q1 2022	44.0%	0.6%	25.4%	pts	(25.9)%	pts	183.2%	(33.0)%	51.6%

Apr 2022	36.1	8.5	33.7		(14.3)		161.8	(9.9)	70.2
May 2022	28.1	4.5	27.8		(16.9)		117.2	(16.4)	67.6
Jun 2022	26.3	11.7	26.4		(12.5)		94.4	(4.2)	75.4
Q2 2022	29.2	8.3	29.3		(14.6)		119.7	(10.2)	71.0

Preliminary Jul 2022	11.7	12.3	16.6		(12.6)		44.4	(4.2)	73.1

Changes in Park's 2022 Pro-forma ADR, occupancy and RevPAR for the three and six months ended June 30, 2022 compared to the same periods in 2021 and 2019, and 2022 Pro-forma occupancy for the three and six months ended June 30, 2022 by hotel type were as follows:

	Three Months Ended June 30,
	Change in Pro-forma ADR		Change in Pro-forma Occupancy				Change in Pro-forma RevPAR		2022 Pro-forma
	2022 vs. 2021	2022 vs. 2019	2022 vs. 2021		2022 vs. 2019		2022 vs. 2021	2022 vs. 2019	Occupancy
Resort	15.5%	26.8%	16.1%	pts	(7.5)%	pts	45.4%	15.7%	78.6%
Urban	67.4	2.3	37.0		(21.6)		297.4	(23.6)	63.9
Airport	30.9	(3.6)	28.2		(6.6)		102.9	(11.0)	79.6
Suburban	46.6	(2.0)	32.2		(15.1)		177.3	(19.7)	68.2
All Types	29.2	8.3	29.3		(14.6)		119.7	(10.2)	71.0

	Six Months Ended June 30,
	Change in Pro-forma ADR		Change in Pro-forma Occupancy				Change in Pro-forma RevPAR		2022 Pro-forma
	2022 vs. 2021	2022 vs. 2019	2022 vs. 2021		2022 vs. 2019		2022 vs. 2021	2022 vs. 2019	Occupancy
Resort	19.9%	23.8%	26.3%	pts	(12.2)%	pts	85.5%	6.3%	74.5%
Urban	75.3	(3.8)	28.8		(27.4)		299.6	(37.3)	51.3
Airport	29.6	(7.1)	27.0		(11.5)		108.6	(20.0)	71.3
Suburban	45.0	(7.8)	22.4		(23.6)		149.9	(36.1)	53.3
All Types	33.9	5.1	27.3		(20.2)		141.5	(21.0)	61.4

For the second quarter of 2022, Park’s portfolio generated positive Pro-forma Hotel Adjusted EBITDA for the fifth consecutive quarter, with 42 of 43 of Park’s consolidated hotels open for the entire quarter exceeding break-even levels.

Domestic leisure transient demand continues to grow compared to 2021 as a result of the easing of domestic restrictions, despite some disruption from virus variants; however, some restrictions on international travel remain in place. The Pro-forma Rooms Revenue mix for the three and six months ended June 30, 2022, 2021, 2020 and 2019 were as follows:

	Three Months Ended June 30,
	2022	2021	2020	2019
Group	28.5%	7.9%	8.8%	32.4%
Transient	65.1	84.7	64.6	60.5
Contract	4.1	5.7	25.0	5.1
Other	2.3	1.7	1.6	2.0

	Six Months Ended June 30,
	2022	2021	2020	2019
Group	27.2%	7.6%	32.1%	33.5%
Transient	66.3	83.4	57.9	59.3
Contract	4.4	7.3	7.7	5.1
Other	2.1	1.7	2.3	2.1

Park saw an improvement in demand beginning in mid-February 2022 as restrictions declined across the country, business travel accelerated and group demand began to return to Park's urban hotels. In June 2022, group bookings for the remainder of 2022 and 2023 continued to gain with the addition of approximately 100,000 room nights as compared to May 2022. As of the end of June 2022, group bookings for the remainder of 2022 were approximately 68% of what 2019 group bookings were as of the end of June 2019, an improvement of over 400 basis points from March 2022, with average group rate near 2019 levels for the same time period. Group bookings for 2023 are 71% of what 2019 group bookings were as of June 2018, with average group rates exceeding 2019 average group rates by over 2% for the same time period.

Mid-week occupancies for Park's business-oriented hotels open for the entire quarter increased to an average of 73% for the second quarter of 2022 compared to 41% for the first quarter of 2022, with June 2022 at 80%, signaling continued recovery of business transient demand.

Highlights for Park's consolidated hotels owned as of August 3, 2022 in each of the Company’s key markets are as follows:

•
Hawaii: Park's Hawaii hotels continued to benefit from increased domestic leisure demand, achieving peak occupancy of 88% in both April and June 2022. The Hilton Hawaiian Village achieved a peak rate of $317 in June 2022, its highest peak rate since the start of the pandemic and an increase of 16% compared to June 2019, with the Hilton Waikoloa Village achieving a peak rate of $386, a 79% increase compared to June 2019. Occupancy for the quarter was 74% and 90% for Hilton Waikoloa Village and the Hilton Hawaiian Village, respectively, a decrease of 6 percentage points and an increase of 13 percentage points, respectively, from the first quarter of 2022. Preliminary combined occupancy for July 2022 is 93%;
•
San Francisco: All of Park's hotels in the San Francisco market are now open and achieved combined occupancy of 66% in June 2022, and 51% for the quarter. Excluding the Parc 55 San Francisco – a Hilton Hotel which reopened in May 2022, combined Pro-forma occupancy for the hotels open for the entire quarter was 61%, an increase of 26 percentage points compared to the first quarter of 2022, and combined Pro-forma rate was 95% of the second quarter of 2019. The JW Marriott San Francisco Union Square and the Hyatt Centric Fisherman's Wharf achieved peak occupancy of 80% and 85%, respectively, in June 2022, an increase of 5 percentage points and 4 percentage points, respectively, from March 2022. The JW Marriott San Francisco Union Square and Hyatt Centric Fisherman's Wharf achieved occupancy of 74% and 76%, respectively, for the quarter. Preliminary combined occupancy for July 2022 is 62%;
•
Orlando: Park’s Orlando hotels benefited from both the Easter holiday and spring break travel and achieved peak combined occupancy of 77% in April 2022, an increase of 7 percentage points from March 2022, with combined occupancy of 68% for the quarter. Combined rate for the second quarter increased 21% compared to the second quarter of 2019. Preliminary combined occupancy for July 2022 is 62%;
•
New Orleans: The Hilton New Orleans Riverside benefited from an increase in both leisure and group demand primarily from the NCAA Final Four Tournament in April 2022, achieving peak occupancy of 71% in April 2022, a decrease of 4 percentage points following Mardi Gras in March 2022, and occupancy of 69% for the quarter, an increase of 15 percentage points from the first quarter of 2022. Rate for the second quarter increased 15% compared to the second quarter of 2019. Preliminary occupancy for July 2022 is 56%;
•
Boston: Park’s Boston hotels benefited from strong leisure demand from various sporting events and graduation season, achieving peak combined occupancy of 86% in June 2022, an increase of 17 percentage points from March 2022, and 81% for the quarter, an increase of 24 percentage points compared to the first quarter of 2022. Combined rate for the second quarter was 95% of the second quarter of 2019. Preliminary combined occupancy for July 2022 is 85%;
•
New York: The New York Hilton Midtown benefited from growing domestic leisure demand and achieved peak occupancy of 71% in May 2022, an increase of 17 percentage points from March 2022. Occupancy was 69% for the quarter, an increase of 35 percentage points compared to the first quarter of 2022. Rate for the second quarter increased 6% compared to the second quarter of 2019. Preliminary occupancy for July 2022 is 73%;
•
Southern California: Park’s hotels in Southern California benefited from an increase in leisure demand, resulting in peak combined occupancy of 82% in June 2022, an increase of 6 percentage points from March 2022, and 79% for the quarter, an increase of 12 percentage points compared to the first quarter of 2022. Compared to the second quarter of 2019, combined rate for the second quarter increased 29% and combined RevPAR increased 16%, both on a Pro-forma basis. Preliminary combined occupancy for July 2022 is 83%;
•
Chicago: Park's Chicago hotels achieved combined peak Pro-forma occupancy of 71% for June 2022, an increase of 29 percentage points from March 2022, and 61% for the quarter, an increase of 36 percentage points compared to the first quarter of 2022. Rate at the W Chicago - Lakeshore was 95% of the second quarter of 2019, while rate at the Hilton Chicago Downtown approximated 2019 levels, and rate at the W Chicago – City Center increased 6% compared to the second quarter of 2019. Compared to the second quarter of 2019, combined rate slightly exceeded the second quarter of 2019 on a Pro-forma basis. Preliminary combined occupancy for July 2022 is 72%;
•
Key West: Casa Marina Key West, Curio Collection, and The Reach Key West, Curio Collection, continued to benefit from strong leisure transient from spring break travel demand achieving peak combined occupancy of 77% in April 2022. The hotels achieved combined occupancy of 75% for the quarter, a decrease of 8 percentage points from the first quarter of 2022 following peak spring break travel in March 2022. Compared to the second quarter of 2019, combined rate increased by 50% and combined RevPAR increased by 32%. Preliminary combined occupancy for July 2022 is 79%;
•
Denver: The Hilton Denver benefited from an increase in group and transient demand and achieved peak occupancy of 83% in June 2022, an increase of 17 percentage points from March 2022, and 72% for the quarter, an increase of 16 percentage points compared to the first quarter of 2022. Compared to the second quarter of 2019, rate increased by 6%. Preliminary occupancy for July 2022 is 74%;
•
Miami: Park’s Miami hotels benefited from strong domestic leisure transient demand, achieving peak combined occupancy of 90% in April 2022 and 85% for the quarter, an increase of 3 percentage points from the first quarter of 2022. Compared to the second quarter of 2019, combined rate increased by 38% and combined RevPAR increased by 29%, both on a Pro-forma basis. Preliminary combined occupancy for July 2022 is 81%;
•
Washington, D.C.: Park’s hotels in the Washington, D.C. market benefited from leisure and group demand, achieving peak combined occupancy of 79% for June 2022, an increase of 20 percentage points from March 2022, and 75% for the quarter, an increase of 29 percentage points compared to the first quarter of 2022. Combined rate for the second quarter was 92% of the second quarter of 2019. Preliminary combined occupancy for July 2022 is 70%; and
•
Seattle: Park’s Seattle hotels benefited from an increase in group and transient demand, including cruise travelers and airline crews, with combined Pro-forma occupancy at a peak of 79% in June 2022, an increase of 15 percentage points from March 2022 on a Pro-forma basis, and 75% for the quarter, an increase of 20 percentage points from the first quarter of 2022 on a Pro-forma basis. Compared to the second quarter of 2019, rate increased by 6% on a Pro-forma basis. Preliminary combined occupancy for July 2022 is 65%.

Balance Sheet and Liquidity

Park’s Net Debt as of June 30, 2022 was $4.0 billion. The Company has just $78 million outstanding on its sole remaining corporate term loan. Only 1% of Park’s total outstanding debt matures in 2022, and the weighted average maturity of Park’s consolidated debt is 4.2 years. Park's current liquidity is approximately $1.7 billion, including $901 million of available capacity under the Company's revolving credit facility ("Revolver").

As of June 30, 2022, Park had $109 million of restricted cash, which includes $83 million currently held by the lenders of the mortgage loans secured by the Hilton Hawaiian Village Waikiki Beach Resort and Hilton Denver City Center expected to be released during the third quarter upon submission of the certificates reflecting compliance with financial ratios associated with these loans.

Additionally, Park exited the covenant relief period under its credit facilities upon delivery of the second quarter 2022 compliance certificate in July 2022, which reflected compliance with all required covenants one quarter earlier than the scheduled end of the waiver period. Upon exit of the waiver period, certain restrictions related to investments and the incurrence, repayment of debt and dividends and distributions ceased to apply.

Park had the following debt outstanding as of June 30, 2022:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of June 30, 2022
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	December 2022(1)	$57
Mortgage loan	Hilton Checkers Los Angeles	4.11%	March 2023	26
Mortgage loan	W Chicago – City Center	4.25%	August 2023	75
Mortgage loan	Hilton San Francisco Union Square, Parc 55 San Francisco – a Hilton Hotel	4.11%	November 2023	725
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	133
Mortgage loan	DoubleTree Hotel Spokane City Center	3.62%	July 2026	14
Mortgage loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	164
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%(2)	May 2027(2)	30
2025 Senior Secured Notes		7.50%	June 2025	650
2028 Senior Secured Notes		5.88%	October 2028	725
2029 Senior Secured Notes		4.88%	May 2029	750
Total Fixed Rate Debt		5.04%(3)		4,624

Variable Rate Debt
Revolver(4)	Unsecured	L + 3.00%	December 2023	—
2019 Term Facility	Unsecured	L + 2.65%	August 2024	78
Total Variable Rate Debt		3.89%(3)		78

Add: unamortized premium				4
Less: unamortized deferred financing costs and discount				(35)
Total Debt(5)		5.02%(3)		$4,671

(1)	The loan matures in August 2042 but is callable by the lender with six months of notice. As of June 30, 2022, Park had not received notice from the lender.
(2)	In April 2022, Park's joint venture refinanced the mortgage loan secured by the DoubleTree Hotel Ontario Airport, which extended the maturity date to May 2027 with a fixed interest rate of 5.37%.
(3)	Calculated on a weighted average basis.
(4)	Park has $901 million of available capacity under the Revolver.
(5)	Excludes $170 million of Park’s share of debt of its unconsolidated joint ventures.

Capital Investments

During the second quarter of 2022, Park spent $31 million on capital improvements at its hotels. Park expects to invest approximately $200 million to $225 million in capital improvements during 2022, including $55 million to $62 million on return on investment projects and $145 million to $163 million on maintenance projects. Key current and upcoming projects are summarized below:

•
Hilton Hawaiian Village Waikiki Beach Resort (Guestroom): $85 million expected to be invested in three phases of guestroom renovations in the 1,020-room Tapa Tower, of which $29 million has been spent to-date with $2 million spent in the second quarter of 2022. Phase one was completed in 2021, phase two is expected to be completed by the end of 2022 and phase three is expected to be completed by the end of 2023;
•
Waldorf Astoria Orlando and Signia by Hilton Orlando Bonnet Creek Complex:
o
Meeting space expansion: $110 million expansion to add more than 100,000 square feet of meeting and event space, of which $8 million was spent during the second quarter of 2022, bringing the total invested to date to $43 million since the project began in the fourth quarter of 2019, before being put on hold in 2020. Park expects the expansion for the Waldorf Astoria Orlando to be completed by the fourth quarter of 2022 and the Signia by Hilton Orlando Bonnet Creek to be completed by the first quarter of 2024;
o
Guestroom, existing meeting space & lobby: $20 million for existing meeting space and lobby renovations at the Signia by Hilton Orlando Bonnet Creek, of which $11 million has been spent to date with $3 million spent during the second quarter of 2022. Park expects the project to be completed by the fourth quarter of 2022. Approximately $50 million for guestroom, existing meeting space, lobby and other public space renovations at the Waldorf Astoria Orlando, of which $1 million was spent during the second quarter of 2022, to be completed by the third quarter of 2023;
o
Golf course renovation: $7 million to be invested in two phases of golf course renovations, which began during the second quarter of 2022 and are expected to be completed by the fourth quarter of 2023; and
•
Hilton Santa Barbara Beachfront Resort: $6 million to be invested in guestroom renovations, which are expected to begin and be completed during the first quarter of 2023.

Dividends and Share Repurchases

Park declared a second quarter 2022 cash dividend of $0.01 per share to stockholders of record as of June 30, 2022. The second quarter 2022 cash dividend was paid on July 15, 2022.

During the second quarter, Park repurchased 8.5 million shares of its common stock at an average price of $18.33 per share, or $157 million in the aggregate, through its previously disclosed $300 million stock repurchase program, which was approved by our Board of Directors in February 2022. Year-to-date, 12.0 million shares have been repurchased at an average price of $18.23 per share, or $218 million.

Q3 2022 Outlook

Park is only providing third quarter 2022 guidance at this time given the uncertainty with respect to macroeconomic and geopolitical pressures in the latter part of the year. Expectations for third quarter 2022 operating results are as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)
	Q3 2022 Outlook
	as of August 3, 2022
Metric	Low	High

RevPAR	$171	$174
RevPAR change vs. 2019	(9)%	(7)%

Net income	$6	$26
Net income attributable to stockholders	$0	$20
Earnings per share – Diluted(1)	$0.00	$0.09

Adjusted EBITDA	$145	$165
Hotel Adjusted EBITDA margin	26.0%	27.0%
Hotel Adjusted EBITDA margin change vs. 2019	(260) bps	(160) bps
Adjusted FFO per share – Diluted(1)	$0.34	$0.43

(1)	Per share amounts are calculated based on unrounded numbers.

Q3 2022 outlook is based in part on the following assumptions:

•
Fully diluted weighted average shares are expected to be 224 million; and
•
Does not take into account potential future acquisitions and dispositions, which could result in a material change to Park’s outlook.

Park's Q3 2022 outlook is based on a number of factors, many of which are outside the Company's control, including uncertainty surrounding any new disruptions from the COVID-19 pandemic and other macro-economic factors, including inflation, increases in interest rates, supply chain disruptions and the possibility of an economic recession or slowdown in 2022, all of which are subject to change.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss second quarter 2022 results on August 4, 2022 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Second Quarter 2022 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including expected dates that its hotels will break even or achieve positive Hotel Adjusted EBITDA, the impact to the Company's business and financial condition and that of its hotel management companies, measures being taken in response to COVID-19, the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors continues to be the adverse effect of COVID-19, including actions taken to contain the pandemic or mitigate its effects, the emergences of virus variants and resurgences, on the Company’s financial condition, results of operations, cash flows and performance, its hotel management companies and its hotels’ tenants, and the global economy and financial markets. Investors are cautioned to interpret many of the risks identified in the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse effects of COVID-19.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 49 premium-branded hotels and resorts with over 30,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Property and equipment, net	$8,326	$8,511
Assets held for sale, net	7	—
Investments in affiliates	4	15
Intangibles, net	43	44
Cash and cash equivalents	758	688
Restricted cash	109	75
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	149	96
Prepaid expenses	39	35
Other assets	38	69
Operating lease right-of-use assets	228	210
TOTAL ASSETS (variable interest entities - $237 and $237)	$9,701	$9,743
LIABILITIES AND EQUITY
Liabilities
Debt	$4,671	$4,672
Accounts payable and accrued expenses	211	156
Due to hotel managers	124	111
Other liabilities	167	174
Operating lease liabilities	247	227
Total liabilities (variable interest entities - $219 and $219)	5,420	5,340

Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 225,352,740 shares issued and 224,840,982 shares outstanding as of June 30, 2022 and 236,888,804 shares issued and 236,483,990 shares outstanding as of December 31, 2021	2	2
Additional paid-in capital	4,321	4,533
Retained earnings (accumulated deficit)	6	(83)
Total stockholders' equity	4,329	4,452
Noncontrolling interests	(48)	(49)
Total equity	4,281	4,403
TOTAL LIABILITIES AND EQUITY	$9,701	$9,743

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Rooms	$433	$207	$725	$313
Food and beverage	173	54	283	76
Ancillary hotel	70	50	131	79
Other	19	12	35	20
Total revenues	695	323	1,174	488

Operating expenses
Rooms	98	59	183	94
Food and beverage	119	42	206	63
Other departmental and support	158	101	291	179
Other property-level	65	52	115	100
Management fees	32	14	54	21
Casualty and impairment loss, net	1	5	1	5
Depreciation and amortization	68	71	137	145
Corporate general and administrative	16	16	32	34
Other	18	13	34	20
Total expenses	575	373	1,053	661

(Loss) gain on sales of assets, net	(1)	6	(1)	6

Operating income (loss)	119	(44)	120	(167)

Interest income	1	—	1	—
Interest expense	(62)	(66)	(124)	(129)
Equity in earnings (losses) from investments in affiliates	5	(2)	5	(6)
Other gain (loss), net	92	(2)	97	(2)

Income (loss) before income taxes	155	(114)	99	(304)
Income tax expense	(1)	—	(1)	(1)
Net income (loss)	154	(114)	98	(305)
Net income attributable to noncontrolling interests	(4)	(2)	(5)	(1)
Net income (loss) attributable to stockholders	$150	$(116)	$93	$(306)

Earnings (loss) per share:
Earnings (loss) per share – Basic	$0.66	$(0.49)	$0.40	$(1.30)
Earnings (loss) per share – Diluted	$0.66	$(0.49)	$0.40	$(1.30)

Weighted average shares outstanding – Basic	228	236	232	235
Weighted average shares outstanding – Diluted	228	236	232	236

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$154	$(114)	$98	$(305)
Depreciation and amortization expense	68	71	137	145
Interest income	(1)	—	(1)	—
Interest expense	62	66	124	129
Income tax expense	1	—	1	1
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	4	4	5	5
EBITDA	288	27	364	(25)
Loss (gain) on sales of assets, net	1	(6)	1	(6)
Gain on sale of investments in affiliates(1)	(92)	—	(92)	—
Share-based compensation expense	5	4	9	10
Casualty and impairment loss, net	1	5	1	5
Other items	4	3	6	—
Adjusted EBITDA	$207	$33	$289	$(16)

(1)	Included in other gain (loss), net.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA HOTEL ADJUSTED EBITDA AND

PRO-FORMA HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Adjusted EBITDA	$207	$33	$289	$(16)
Less: Adjusted EBITDA from investments in affiliates	(11)	(2)	(16)	—
Add: All other(1)	12	11	24	22
Hotel Adjusted EBITDA	208	42	297	6
Less: Adjusted EBITDA from hotels disposed of	(1)	(1)	(2)	4
Pro-forma Hotel Adjusted EBITDA	$207	$41	$295	$10

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Total Revenues	$695	$323	$1,174	$488
Less: Other revenue	(19)	(12)	(35)	(20)
Less: Revenues from hotels disposed of	(6)	(14)	(11)	(20)
Pro-forma Hotel Revenues	$670	$297	$1,128	$448

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	Change(2)	2022	2021	Change(2)
Pro-forma Hotel Revenues	$670	$297	125.4%	$1,128	$448	151.6%
Pro-forma Hotel Adjusted EBITDA	$207	$41	399.7%	$295	$10	2,931.3%
Pro-forma Hotel Adjusted EBITDA margin(2)	30.8%	13.9%	1,690 bps	26.2%	2.2%	2,400 bps
__________________________________

(1) Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.

(2) Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss) attributable to stockholders	$150	$(116)	$93	$(306)
Depreciation and amortization expense	68	71	137	145
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(2)	(2)
Loss (gain) on sales of assets, net	1	(6)	1	(6)
Gain on sale of investments in affiliates(1)	(92)	—	(92)	—
Impairment loss	—	5	—	5
Equity investment adjustments:
Equity in (earnings) losses from investments in affiliates	(5)	2	(5)	6
Pro rata FFO of investments in affiliates	8	—	10	(2)
Nareit FFO attributable to stockholders	129	(45)	142	(160)
Share-based compensation expense	5	4	9	10
Other items	5	3	6	(1)
Adjusted FFO attributable to stockholders	$139	$(38)	$157	$(151)
Nareit FFO per share – Diluted(2)	$0.57	$(0.19)	$0.61	$(0.68)
Adjusted FFO per share – Diluted(2)	$0.61	$(0.16)	$0.68	$(0.64)
Weighted average shares outstanding – Diluted	228	236	232	236

(1)	Included in other gain (loss), net.
(2)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NET DEBT

(unaudited, in millions)
June 30, 2022
Debt	$4,671
Add: unamortized deferred financing costs and discount	35
Less: unamortized premium	(4)
Debt, excluding unamortized deferred financing cost, premiums and discounts	4,702
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	170
Less: cash and cash equivalents	(758)
Less: restricted cash	(109)
Net debt	$4,005

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

Q3 2022 OUTLOOK – EBITDA, ADJUSTED EBITDA, HOTEL ADJUSTED EBITDA

AND HOTEL ADJUSTED EBITDA MARGIN

	Three Months Ended
(unaudited, in millions)	September 30, 2022
	Low Case	High Case
Net income	$6	$26
Depreciation and amortization expense	68	68
Interest income	(1)	(1)
Interest expense	62	62
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	1	1
EBITDA	136	156
Share-based compensation expense	4	4
Other items	5	5
Adjusted EBITDA	145	165
Less: Adjusted EBITDA from investments in affiliates	(4)	(4)
Add: All other	14	14
Hotel Adjusted EBITDA	$155	$175

	Three Months Ended
	September 30, 2022
	Low Case	High Case
Total Revenues	$612	$665
Less: Other revenue	(18)	(18)
Hotel Revenues	$594	$647

	Three Months Ended
	September 30, 2022
	Low Case	High Case
Hotel Revenues	$594	$647
Hotel Adjusted EBITDA	$155	$175
Hotel Adjusted EBITDA margin(1)	26.0%	27.0%

(1)	Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

Q3 2022 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

	Three Months Ended
(unaudited, in millions except per share data)	September 30, 2022
	Low Case	High Case
Net income attributable to stockholders	$0	$20
Depreciation and amortization expense	68	68
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(1)	(1)
Pro rata FFO of equity investments	1	1
Nareit FFO attributable to stockholders	67	87
Share-based compensation expense	4	4
Other items	5	5
Adjusted FFO attributable to stockholders	$76	$96
Adjusted FFO per share – Diluted(1)	$0.34	$0.43
Weighted average diluted shares outstanding	224	224

(1)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

Pro-forma

The Company presents certain data for its consolidated hotels on a Pro-forma hotel basis as supplemental information for investors: Pro-forma Hotel Revenues, Pro-forma RevPAR, Pro-forma Total RevPAR, Pro-forma occupancy, Pro-forma ADR, Pro-forma Hotel Adjusted EBITDA and Pro-forma Hotel Adjusted EBITDA Margin. The Company presents Pro-forma hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Pro-forma metrics exclude results from property dispositions that have occurred through August 3, 2022 and include results from property acquisitions as though such acquisitions occurred on the earliest period presented.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin

Earnings (loss) before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings (losses) from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•
Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•
Costs associated with hotel acquisitions or dispositions expensed during the period;
•
Severance expense;
•
Share-based compensation expense;
•
Impairment losses and casualty gains or losses; and
•
Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders Nareit FFO per share – diluted and Adjusted FFO per share – diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•
Costs associated with hotel acquisitions or dispositions expensed during the period;
•
Severance expense;
•
Share-based compensation expense; and

•
Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.

Total RevPAR

Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.